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                                                                     EXHIBIT 1.1
                                                                  EXECUTION COPY

                                 $1,000,000,000

                       TEVA PHARMACEUTICAL FINANCE II, LLC

       $400,000,000 0.50% Series A Convertible Senior Debentures due 2024 $600,000,000 0.25% Series B Convertible Senior Debentures due 2024

 Payment of principal and interest unconditionally guaranteed by and convertible into American Depositary Receipts evidencing American Depositary Shares of

                     TEVA PHARMACEUTICAL INDUSTRIES LIMITED

                             UNDERWRITING AGREEMENT
                             ----------------------

                                                                January 22, 2004

Lehman Brothers Inc.
Credit Suisse First Boston LLC
Citigroup Global Markets Inc.
as Representatives of the several underwriters
     named in Schedule 1 hereto
c/o Lehman Brothers Inc.
745 Seventh Ave.
New York, New York 10019

Ladies and Gentlemen:

          Teva Pharmaceutical Finance II, LLC (the "Company"), a limited liability company organized under the laws of the State of Delaware and an indirect, wholly-owned subsidiary of Teva Pharmaceutical Industries Limited, a company organized under the laws of Israel (the "Guarantor"), proposes, subject to the terms and conditions stated herein, to issue and sell $400,000,000 in aggregate principal amount of its 0.50% Series A Convertible Senior Debentures due 2024 (the "Series A Firm Debentures") and $600,000,000 in aggregate principal amount of its 0.25% Series B Convertible Senior Debentures due 2024 (the "Series B Firm Debentures" and together with the Series A Firm Debentures, the "Firm Debentures"), which Debentures are to be guaranteed by the Guarantor (the "Firm Guarantees" and, together with the Firm Debentures, the "Firm Securities"), to the underwriters named in Schedule 1 hereto (individually, each an "Underwriter" and collectively, the "Underwriters"), for whom you (the "Representatives") are acting as representatives. In addition, the Company proposes to grant to the Underwriters an option (the "Option") to purchase up to an additional $60,000,000 in aggregate principal amount of 0.50% Series A Convertible Senior Debentures due 2024 (the "Series A Optional Debentures") and up to an additional $90,000,000 in aggregate principal amount of 0.25% Series B Convertible Senior Debentures due 2024 (the "Series B Optional Debentures" and together with the Series A Optional Debentures, the "Optional Debentures"), similarly guaranteed (the "Optional Guarantees," and, together with the Optional Debentures, the "Optional Securities"). The Firm Securities and the Optional Securities are referred to together as the "Securities." The Firm Debentures and the Optional Debentures are referred to together as the "Debentures," and the Firm Guarantees and the Optional Guarantees are referred to as the "Guarantees."

          The Securities will be convertible into American Depositary Receipts ("ADRs") evidencing American Depositary Shares ("ADSs") representing fully paid, nonassessable ordinary shares of the Guarantor, par value NIS 0.10 per share (the "Ordinary Shares"), on the terms, and subject to the conditions, set forth in the Indenture (as defined below). As used herein, "Conversion Securities" means the ADSs, the ADRs and the Ordinary Shares represented by the ADSs into which the Securities are convertible. The Securities will be issued pursuant to an indenture, to be dated as of the First Delivery Date, as supplemented by a supplemental indenture (such indenture, so supplemented, the "Indenture") to be dated as of the First Delivery Date (as defined in Section 2(a)), among the Company, the Guarantor and The Bank of New York, as Trustee (the "Trustee"). The ADSs and the ADRs will be issued upon the deposit, if and when required by the Indenture, of the Ordinary Shares pursuant to the Deposit Agreement dated February 12, 1997 (the "Deposit Agreement"), among the Guarantor, the Bank of New York, as depositary (the "Depositary"), and all holders from time to time of the ADSs.

          You have advised the Company and the Guarantor that you will offer and sell the Securities purchased from them hereunder in accordance with Section 2 of this Agreement as soon as you deem advisable.

          This Agreement and the Indenture are referred to herein collectively as the "Operative Agreements" and, together with the Debentures, the "Operative Documents."

          Any reference herein to the Registration Statement, the Prospectus and the Preliminary Prospectus shall be deemed to refer to and include the Incorporated Documents as of the Effective Time of the Registration Statement or the issue date of such Prospectus or Preliminary Prospectus, respectively, and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, the Prospectus and the Preliminary Prospectus shall be deemed to refer to and included the filing of any document under the Exchange Act after the Effective Time of the Registration Statement or the issue date of the Prospectus or Preliminary Prospectus, respectively, deemed to be incorporated therein by reference.

          This is to confirm the agreement between the Company, the Guarantor and the Underwriters concerning the issue, offer and sale of the Securities.

          1. Representations, Warranties and Agreements of the Company and the Guarantor. The Company and the Guarantor, jointly and severally, represent, warrant to and agree with, the Underwriters that:

          (a) The Registration Statement, including a related prospectus, setting forth information with respect to the Company, the Guarantor and the Securities has (i) been prepared by the Company and the Guarantor in conformity in all material respects with the requirements

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of the Securities Act of 1933, as amended (the "Securities Act"), (ii) been filed with the Commission under the Securities Act and (iii) become effective under the Securities Act. The Company and the Guarantor have included in such registration statement, as amended at the Effective Time, all information (other than Rule 430A Information) required by the Securities Act and the rules thereunder to be included in such registration statement and the related prospectus. The Company may have filed one or more amendments thereto, including a Preliminary Prospectus, each of which has previously been furnished to you. The Company and the Guarantor will next file with the Commission the Prospectus in accordance with Rules 415 and 424(b) of the rules and regulations of the Commission under the Securities Act (the "Rules and Regulations"). As filed, such Prospectus will contain all Rule 430A Information, together with all other such required information, and, except to the extent the Representatives will agree in writing to a modification, will be in all substantial respects in the form furnished to you prior to the Execution Time, or, to the extent not completed at the Execution Time, shall contain only such additional information and other changes as the Company and Guarantor have advised you, prior to the Execution Time, will be included or made therein or such changes as are made after consulting with you or your counsel.

          (b) The conditions for use of Form F-3, as set forth in the General Instructions thereto, have been satisfied or waived.

          (c) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will, when they become effective or are filed with the Commission, respectively, conform, in all material respects to the requirements of the Securities Act and the Trust Indenture Act. The Registration Statement and any amendment thereto did not, and will not, as of the Effective Date, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Prospectus does not and will not, as of the date thereof and any applicable Delivery Date (as defined in Section 2(a)), contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, it being understood that neither the Company nor the Guarantor makes any representation or warranty as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company and the Guarantor by the Representatives, on behalf of the Underwriters, specifically for inclusion therein as provided in Section 7(e).

          (d) The Incorporated Documents as amended or supplemented at the date hereof, when they were filed with the Commission, conformed in all material respects to the requirements of the Securities Act and the Exchange Act. None of the Incorporated Documents as amended or supplemented at the date hereof, when such documents were filed with the Commission, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Any further documents so filed and incorporated by reference in the Prospectus, when such documents are filed with Commission, will conform in all material respects to the requirements of the Exchange Act and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (e) Each of the Guarantor and each "significant subsidiary" of the Guarantor (as such term is defined in Rule 1-02(w) of Regulation S-X) (each, a "Significant Subsidiary" and, collectively, the "Significant Subsidiaries"), other than the Company, has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification (except for where the failure to be so qualified would not have a material adverse effect on the affairs, management, business, properties, financial condition, results of operations or prospects of the Guarantor and its subsidiaries (including the Company), taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any amendment or supplement thereto) (a "Material Adverse Effect")), and has all corporate power and authority necessary to own or hold its properties and to conduct its business as described in the Prospectus.

          (f) The Company has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification (except for where the failure to be so qualified would not have a Material Adverse Effect), and has all limited liability company power and authority necessary to own or hold its properties and to conduct its businesses as described in the Prospectus.

          (g) All the outstanding shares of capital stock of each Significant Subsidiary of the Guarantor (other than the Company) have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Prospectus, all outstanding shares of capital stock of such subsidiaries are owned by the Guarantor either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

          (h) All the outstanding membership interests of the Company have been duly and validly authorized and issued, and, except as otherwise set forth in the Prospectus, all outstanding membership interests of the Company are owned by the Guarantor either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

          (i) The Guarantor has an authorized capitalization as set forth in the Prospectus, and all of the issued and outstanding shares of capital stock of the Guarantor have been duly and validly authorized and issued, are fully paid and nonassessable and conform to the description thereof contained in the Prospectus; the Ordinary Shares issuable upon conversion of the Securities have been duly authorized and reserved by the board of directors of the Guarantor for issuance upon conversion of the Securities and are free of preemptive rights; and all Conversion Securities, when so issued and delivered upon such conversion in accordance with

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the terms of the Securities and the Indenture, will be duly and validly authorized and issued, fully paid and nonassessable and free and clear of all liens, encumbrances, equities or claims.

          (j) The statements in the Prospectus Supplement under the caption "Description of the Debentures and the Guarantee" and in the Base Prospectus under the captions "Description of the Debentures and the Guarantee," "Description of Ordinary Shares" and "Description of American Depositary Shares," insofar as they purport to summarize the provisions of the Indenture, the Deposit Agreement, the Securities, the Ordinary Shares and the Conversion Securities, are accurate and complete in all material respects.

          (k) The execution, delivery and performance of this Agreement and the other Operative Documents by the Company and the Guarantor, the issuance of the Securities or issuance or delivery of Conversion Securities and the deposit of the Ordinary Shares with the Depositary when required by the Indenture and the consummation of the transactions contemplated hereby and thereby will not (x) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or the Guarantor is a party or by which the Company or the Guarantor is bound or to which any of the properties or assets of the Company or the Guarantor is subject, except for any conflict, breach or violation that would not have, individually or in the aggregate, a Material Adverse Effect, or (y) result in any violation of the provisions of the memorandum of association or the articles of association of the Guarantor or the limited liability company operating agreement of the Company or (z) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or the Guarantor or any of their respective properties or assets; and except (i) such as have been or will be obtained under the Securities Act, the Trust Indenture Act and the rules and regulations promulgated thereunder, (ii) as required by the securities or "blue sky" laws of any state of the United States and (iii) the filing of Reports with the Israel Securities Authority, the Tel Aviv Stock Exchange and the Companies Registrar that may be required to be made after the date of this Agreement and the Closing Date, as applicable, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of the Operative Documents by the Company and the Guarantor, and the consummation of the transactions contemplated hereby and thereby.

          (l) The Deposit Agreement was duly authorized, executed and delivered by the Guarantor, and, assuming due authorization, execution and delivery by the Depositary, is a valid and legally binding agreement of the Guarantor, enforceable in accordance with its terms, subject as to enforcement, to bankruptcy, insolvency, reorganization and similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity; upon issuance by the Depositary of ADRs evidencing ADSs against the deposit of the Ordinary Shares in respect thereof in accordance with the provisions of the Deposit Agreement, such ADRs will be duly and validly issued and the persons in whose names the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement.

          (m) Each of the Company and the Guarantor has all necessary limited liability company and corporate, respectively, right, power and authority to execute and deliver this Agreement and perform its obligations hereunder; and this Agreement and the transactions

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contemplated hereby have been duly authorized, executed and delivered by each of the Company and the Guarantor.

          (n) Each of the Company and the Guarantor has all necessary limited liability company and corporate, respectively, right, power and authority to execute and deliver the Indenture and perform its obligations thereunder; the Indenture has been duly authorized by each of the Company and the Guarantor, and on the First Delivery Date, the Indenture will be qualified under the Trust Indenture Act and will have been duly executed and delivered by the Company and the Guarantor and, assuming due authorization, execution and delivery of the Indenture by the Trustee, will constitute a legally valid and binding agreement of each of the Company and the Guarantor, enforceable against each of the Company and the Guarantor in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, subject to general principles of equity and to limitations on availability of equitable relief, including specific performance (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing; and the Indenture conforms in all material respects to the description thereof contained in the Prospectus.

          (o) Each of the Company and the Guarantor has all necessary limited liability company and corporate, respectively, right, power and authority to execute, issue and deliver the Debentures and Guarantees, respectively, and perform its obligations thereunder; the Debentures have been duly authorized by the Company and the Guarantees have been duly authorized by the Guarantor; when the Debentures are executed, authenticated and issued in accordance with the terms of the Indenture and delivered to and paid for by the Underwriters pursuant to this Agreement on the applicable Delivery Date (assuming due authentication of the Debentures by the Trustee), such Debentures will constitute legally valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, subject to general principles of equity and to limitations on availability of equitable relief, including specific performance (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing; when the Guarantees are executed and issued in accordance with the terms of the Indenture and the Debentures on which they are endorsed have been executed in accordance with the Indenture and delivered to and paid for by the Underwriters pursuant to this Agreement on the applicable Delivery Date, such Guarantees will constitute legally valid and binding obligations of the Guarantor, entitled to the benefit of the Indenture; and the Securities conform in all material respects to the description thereof contained in the Prospectus.

          (p) Except as described in the Prospectus, there are no contracts, agreements or understandings between the Company or the Guarantor and any person granting such person the right (other than rights which have been waived or satisfied) to require the Company or the Guarantor to file a registration statement under the Securities Act with respect to any securities of the Company or the Guarantor owned or to be owned by such person or to require the Company or the Guarantor to include such securities in any securities being registered pursuant to any registration statement filed by the Company or the Guarantor under the Securities Act.

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          (q)  Except as would not have a Material Adverse Effect, (x) the
Guarantor, since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, and (y) the Company, at any time since its formation, has not sustained any material loss or interference with its respective business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree; and, (i) with respect to the Company, since the date on which it became an indirect wholly owned subsidiary of the Guarantor, and (ii) with respect to the Guarantor, since the date of the most recent audited financial statements included or incorporated by reference in the Prospectus, except for the transactions contemplated hereby or as described in the Prospectus, there has not been any change in such entity's respective capital stock or long-term debt of the Company or the Guarantor, or any change or any development including a prospective change that would have a Material Adverse Effect, except (A) any exchanges into Ordinary Shares of the exchangeable securities discussed in Note 7 to the Guarantor's consolidated financial statements for the year ended December 31, 2002, (B) any grants under the employee stock plans of the Guarantor or its subsidiaries, (C) grants of options to purchase up to 5,000,000 Ordinary Shares to officers, directors or employees of the Guarantor or its subsidiaries, (D) any issuances of Ordinary Shares represented by ADSs in connection with the acquisition of SICOR Inc. and pursuant to stock option plans assumed by the Guarantor in connection with such acquisition. ((A), (B), (C) and (D) together, the "Authorized Grants").

          (r) The financial statements of the Guarantor (including the related notes and supporting schedules) incorporated by reference in the Prospectus present fairly the financial condition and results of operations of the Guarantor, at the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Securities Act and the rules and regulations thereunder and have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved, subject to, only in the case of the unaudited financial statements, the absence of footnotes and ordinary year-end adjustments.

          (s) Kesselman & Kesselman, who has certified the financial statements of the Guarantor included in the Prospectus, whose report is incorporated by reference in the Prospectus Supplement, are independent accountants as required by the Securities Act and the rules and regulations promulgated thereunder.

          (t) Except as would not have a Material Adverse Effect, each of the Guarantor and its subsidiaries (including the Company) has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by it, in each case free and clear of all liens, encumbrances, security interests, claims and defects, except such as are described in the Prospectus; and, except as would not have a Material Adverse Effect, all real property and personal property held under lease by the Guarantor is held by it under valid, subsisting and enforceable leases.

          (u) Except as would not have a Material Adverse Effect, the Guarantor and its subsidiaries own or possess all patents, patent rights, licenses, inventions, copyrights, know-how, trade secrets, trademarks, service marks and trade names necessary for the conduct of its business in the manner described in the Prospectus, and, except as described in the Prospectus, the Guarantor has not received any notice of, and has no knowledge of, any infringement of or

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conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate if the subject of an unfavorable decision, ruling or finding by a court or arbitrator would have a Material Adverse Effect.

          (v) Each of the Company and the Guarantor possesses all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its business as now conducted and as described in the Prospectus, except for such certificate, authorizations and permits the failure of which to possess, singly or in the aggregate would not have a Material Adverse Effect, and neither the Company nor the Guarantor has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit, which singly or in the aggregate, if the subject of any unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as described in the Prospectus.

          (w) Except as disclosed in the Prospectus, there are no legal or governmental proceedings pending to which the Company or the Guarantor is a party or of which any property or asset of the Company or the Guarantor is the subject which, singly or in the aggregate, if determined adversely to the Company or the Guarantor taken as a whole would have a Material Adverse Effect; and to the Company's and the Guarantor's knowledge, no such proceedings are threatened or contemplated by governmental authorities or, except as set forth or contemplated in the Prospectus, threatened by others.

          (x) Each of the Company and the Guarantor is not (i) in violation of its memorandum of association, articles of association or limited liability company operating agreement, as applicable, (ii) in default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or
(iii) in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its properties or assets may be subject or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its properties or to the conduct of its business, except to the extent that any such default, event or violation described in the foregoing clauses (i), (ii) and (iii) would not have a Material Adverse Effect.

          (y) The Guarantor is subject to and in full compliance with the reporting requirements of section 13 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated under the Exchange Act.

          (z) The Guarantor and its subsidiaries (including the Company) (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct its business and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except in each case of clauses (i), (ii) and
(iii) where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or

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failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect.

          (aa) Each of the Guarantor and its subsidiaries (including the Company), in its reasonable judgement, has concluded that there are no costs or liabilities associated with its respective compliance with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.

          (bb) Except as disclosed in the Prospectus, (i) there are no outstanding securities convertible into or exchangeable for, or warrants, rights or options issued by the Guarantor or Teva Pharmaceuticals USA, Inc. ("Teva USA") to purchase, any shares of the capital stock of the Guarantor or Teva USA (except, in the case of options, any Authorized Grants), (ii) there are no statutory, contractual, preemptive or other rights to subscribe for or to purchase any ordinary shares of the Guarantor or Teva USA that do not by their terms terminate upon the First Delivery Date and (iii) there are no restrictions upon transfer of the Conversion Securities pursuant to the Guarantor's memorandum of association or articles of association.

          (cc) Except as disclosed in the Prospectus, (i) there are no outstanding membership interests convertible into or exchangeable for, or warrants, rights or options issued by the Company to acquire, any membership interest of the Company (except, in the case of options, any Authorized Grants),
(ii) there are no statutory, contractual, preemptive or other rights to acquire any membership interest of the Company that do not by their terms terminate upon the First Delivery Date and (iii) there are no restrictions upon transfer of the Conversion Securities pursuant to the Company's limited liability company operating agreement.

          (dd) There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid by or on behalf of the Underwriters in connection with the execution and delivery of this Agreement or the issuance or sale by the Company of the Securities or upon the issuance of Conversion Securities upon the conversion thereof.

          (ee) Each of the Company and the Guarantor has filed all foreign, national, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect.

          (ff) No subsidiary of the Guarantor (other than the Company) is currently prohibited, directly or indirectly, from paying any dividends to the Guarantor, from making any other distribution on such subsidiary's capital stock, from repaying to the Guarantor any loans or advances to such subsidiary from the Guarantor or from transferring any of such subsidiary's property or assets to the Guarantor or any other subsidiary of the Guarantor, except as described in or contemplated by the Prospectus.

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          (gg) Each of (i) the Company, as of the Closing Date, and (ii) the
Guarantor, as of the date hereof and the Closing Date, maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (hh) No material labor dispute with the employees of the Guarantor or its subsidiaries exists, except as described in or contemplated by the Prospectus, or, to the knowledge of the executive officers of Guarantor, is imminent; and the Company and the Guarantor are not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that is reasonably likely to have a Material Adverse Effect.

          (ii) Neither the Company nor the Guarantor is an "investment company" or an entity "controlled" by an "investment company" within the meaning of such term under the Investment Company Act of 1940 and the rules and regulations of the Commission thereunder.

          (jj) Except as otherwise disclosed in the Registration Statement and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of the Underwriters and (ii) does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of Underwriters.

          (kk) None of the Guarantor or any of its affiliates has taken, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Securities.

          2.   Purchase, Sale and Delivery of Securities.

          (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, (i) the Company agrees (and the Guarantor agrees to cause the Company) to sell and (ii) the Guarantor agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company and the Guarantor, at a purchase price of 98.375% of the principal amount thereof, the principal amount of Series A Firm Debentures and Firm Guarantees, respectively, set forth opposite such Underwriter's name in Schedule I hereto and, at a purchase price of 98.375% of the principal amount thereof, the principal amount of Series B Firm Debentures and Firm Guarantees, respectively, set forth opposite such Underwriter's name in
Schedule I hereto. The aggregate amount due to the Company from the sale of the Firm Debentures is hereinafter referred to as the "purchase price."

          Delivery of and payment for the Firm Securities shall be made at the offices of Cleary, Gottlieb, Steen & Hamilton, One Liberty Plaza, New York, New York 10006, at 9:00
a.m. (New York time) on January 27, 2004, or such later date as the Representatives shall designate (the "Closing Date"), which date and time may be postponed by agreement among the Representatives, the Guarantor and the Company or as provided in Section 8 (such date and time of delivery and payment for the Firm Securities being herein called the "First Delivery Date"). Delivery of the Firm Securities shall be made to the Underwriters against payment of the purchase price by the Underwriters. Payment for the Firm Securities shall be effected either by wire transfer of immediately available funds to an account with a bank in The City of New York, the account number and the ABA number for such bank to be provided by the Company or the Guarantor to the Representatives at least two business days in advance of the First Delivery Date, or by such other manner of payment as may be agreed by the Company or the Guarantor and the Representatives.

          (b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants (and the Guarantor agrees to cause the Company to grant) and the Guarantor hereby grants to the Underwriters an option to purchase, severally and not jointly, the Series A Optional Debentures and the Optional Guarantees relating thereto (the "Series A Option") and the Series B Optional Debentures and the Optional Guarantees relating thereto (the "Series B Option"). The purchase price per Series A Optional Debenture and per Series B Optional Debenture shall be the same price as the Underwriters shall pay per Series A Firm Debentures and per Series B Firm Debentures pursuant to Section 2(a). The principal amount of the Series A Optional Debentures and the Series B Optional Debentures to be sold to each Underwriter shall be that principal amount of such series of debentures which bears the same ratio to the aggregate principal amount of Series A Optional Debentures or Series B Optional Debentures, respectively, being purchased as the principal amount of Series A Firm Debentures and Series B Firm Debentures, respectively, set forth opposite the name of such Underwriter in
Schedule I hereto bears to the aggregate principal amount of Series A Firm Debentures and Series B Firm Debentures, respectively, being purchased hereunder (or such number increased as set forth in Section 8). The Option may be exercised at the sole discretion of the Underwriters. The Series A Option and the Series B Option may be exercised independently of one another, but only once each in whole or in part at any time, not more than 30 days subsequent to the date of this Agreement upon notice in writing or by facsimile by the Representatives to the Company setting forth the amount (which shall be an integral multiple of $1,000) of Optional Securities as to which the Underwriters are exercising the Option.

          Each date for the delivery of and payment for the Optional Securities, being herein referred to as an "Optional Delivery Date," which may be on or after the First Delivery Date (the First Delivery Date and the Optional Delivery Date, if any, being sometimes referred to as a "Delivery Date"), shall be determined by the Representatives but shall not be later than five full business days after written notice of election to purchase Optional Securities is given. Delivery of the Optional Securities shall be made to the Underwriters against payment of the purchase price by the Underwriters. Payment for the Optional Securities shall be effected either by wire transfer of immediately available funds to an account with a bank in The City of New York, the account number and the ABA number for such bank to be provided by the Company or the Guarantor to the Representatives at least two business days in advance of the Optional Delivery Date, or by such other manner of payment as may be agreed by the Company, the Guarantor and the Representatives.

          (c) The Company will deliver against payment of the purchase price the Securities in the form of one or more permanent global certificates (the "Global Securities"), registered in the name of Cede & Co., as nominee for The Depository Trust Company ("DTC"). Beneficial interests in the Securities will be shown on, and transfers thereof will be effected only through, records maintained in book-entry form by DTC and its participants, Euroclear or Clearstream, as applicable.

          The Global Securities will be made available, at the request of the Representatives, for checking at least 24 hours prior to such Delivery Date.

          (d) Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of the Underwriters hereunder.

          3. Further Agreements of the Company and the Guarantor. The Company and the Guarantor, jointly and severally, further agree:

          (a) (i) To prepare the Prospectus in a form approved by Lehman Brothers, which approval shall not be unreasonably withheld or delayed, and to file such Prospectus pursuant to Rule 424(b) of the Rules and Regulations not later than Commission's close of business on the second Business Day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A(a)(3) of the Rules and Regulations; (ii) to make no further amendment or any supplement to the Registration Statement or to the Prospectus (including to any Preliminary Prospectus) prior to any Delivery Date except as permitted herein; (iii) to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Underwriters with copies thereof; (iv) to file promptly all reports required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; (v) to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and (vi) in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or suspending any such qualification, to use promptly its reasonable best efforts to obtain its withdrawal.

          (b) To furnish promptly to the Underwriters and to counsel for the Underwriters, Cleary, Gottlieb, Steen & Hamilton, if requested a signed or facsimile signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

          (c) To deliver promptly to the Underwriters and counsel for the Underwriters such number of the following documents as the Underwriters shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits) and (ii) the Prospectus and any amended or supplemented Prospectus and any Preliminary Prospectus, and, if the delivery of a prospectus is required at any time after the Execution Time in connection with the offering or sale of the Securities and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading when such Prospectus is delivered, or, if, in the opinion of counsel for the Underwriters, for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Representatives and, upon their request, to prepare and furnish without charge to the Underwriters and to any dealer in securities as many copies of an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance as the Underwriters may from time to time reasonably request. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

          (d) During the time that delivery of a prospectus is required for the initial offering and sale of Securities to file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the reasonable judgment of the Company or the Representatives, be required by the Securities Act or that is requested by the Commission.

          (e) For so long as the delivery of a prospectus is required in connection with the initial offering or sale of the Securities, prior to filing with the Commission any amendment to the Registration Statement or supplement to the Prospectus or any Prospectus (including any Preliminary Prospectus) and any document incorporated by reference in the Prospectus pursuant to Rule 424 of the Rules and Regulations, to furnish a copy thereof to the Underwriters and counsel for the Underwriters and obtain the consent of Lehman Brothers, which consent shall not unreasonably be withheld or delayed.

          (f) As soon as practicable after the Effective Date, to make generally available to the Company's security holders and to deliver to the Underwriters an earnings statement of the Company and its consolidated subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act (including, at the option of the Company, Rule 158 of the Rules and Regulations).

          (g) To use its reasonable efforts to take such action as the Representatives may reasonably request from time to time, to qualify the Securities for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to pay any fee of the National Association of Securities Dealers, Inc., in connection with any review of the offering, to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions in the United States for as long as may be necessary to complete the resale of the Securities; provided, however, that in connection therewith, the Company shall not be required to qualify as a foreign corporation or otherwise subject itself to taxation in any jurisdiction in which it is not otherwise so qualified or subject.

          (h) To apply the proceeds from the sale of the Securities as set forth under "Use of Proceeds" in the Prospectus.

          (i) For a period of 90 days from the date of the Prospectus, not to, directly or indirectly, offer for sale, sell or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition or purchase by any person at any time in the future
of), or announce an offering of any Ordinary Shares or other equity securities of the Guarantor (other than the Conversion Securities), or sell or grant options, rights or warrants with respect to any Ordinary Shares or the common stock of the Company (other than Authorized Grants or issuances of Ordinary Shares or rights or options to receive Ordinary Shares pursuant to the exercise of any Authorized Grants contemplated as of the date hereof or warrants or options outstanding on the date of the Prospectus) without the prior written consent of Lehman Brothers Inc.

          (j) The Guarantor will deposit, if and when required by the Indenture, Ordinary Shares issuable upon conversion of the Securities with the Depositary in accordance with the terms of the Deposit Agreement and the Indenture and will comply with the terms of the Deposit Agreement so that ADRs evidencing ADSs representing such Ordinary Shares will be executed by the Depositary and delivered to the holders of the Securities as required by the Indenture.

          (k) The Guarantor will reserve and keep available at all times, free of pre-emptive rights, the full number of Ordinary Shares issuable upon conversion of the Securities.

          (l) Not to take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Guarantor or the Company in connection with the offering of the Securities.

          (m) Between the date hereof and the Closing Date, not to do or authorize any act or thing that would result in an adjustment of the conversion price.

          (n) To take such steps as shall be necessary to ensure that neither the Guarantor nor the Company shall become an "investment company" within the meaning of such term under the Investment Company Act, and the rules and regulations of the Commission thereunder.

          (o) To use its reasonable best efforts to cause the Securities to be accepted for clearance and settlement through the facilities of DTC, Euroclear or Clearstream, as applicable.

          4. Expenses. The Company and the Guarantor, jointly and severally, agree to pay:

          (a) the costs incident to the authorization, issuance, sale and delivery of the Securities, and any taxes payable in that connection;

          (b) the costs incident to the preparation, printing and distribution of the Prospectus and any amendment or supplement to the Prospectus (including any Preliminary Prospectus) or the Registration Statement, all as provided in this Agreement;

          (c)  the costs of producing and distributing the Operative Documents;

          (d) the fees and expenses of Willkie Farr & Gallagher LLP ("Willkie Farr"), Tulchinsky-Stern & Co. and Kesselman & Kesselman;

          (e) the costs of distributing the terms of agreement relating to the organization of the underwriting syndicate and selling group to the members thereof by mail, telex or other means of communication and any transfer and stamp tax on the Securities due upon resale by the Underwriters of Securities purchased under this Agreement;

          (f) the fees and expenses of qualifying the Securities under the securities laws of the several jurisdictions as provided in Section 3(f) and of preparing, printing and distributing a Blue Sky Memorandum and any fee of the National Association of Securities Dealers, Inc., in connection with any review of the offering (including reasonable related fees and expenses of counsel to the Underwriters up to a maximum of $15,000);

          (g) all fees and expenses incurred in connection with any rating of the Securities;

          (h)  the costs of preparing the Securities;

          (i) all expenses and fees in connection with the inclusion of the Conversion Securities on the Nasdaq;

          (j) the cost of the deposit of the Ordinary Shares issuable upon the conversion of the Securities under the Deposit Agreement, the issuance thereunder of the ADSs, the issuance of the ADRs and the fees of the Depositary;

          (k) the fees and expenses (including fees and disbursements of counsel) of the Trustee, and the costs and charges of any registrar, transfer agent, paying agent or conversion agent; and

          (l) all other costs and expenses incident to the performance of the obligations of the Company and the Guarantor under this Agreement;

provided, however, that, except as provided in this Section 4 and in Section 7, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel.

          5. Conditions of the Underwriters' Obligations. The several obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company and the Guarantor contained herein, to the performance by the Company and the Guarantor of its obligations hereunder, and to each of the following additional terms and conditions:

          (a) No Underwriter shall have discovered and disclosed to the Company or the Guarantor prior to or on such Delivery Date that the Prospectus or any amendment or supplement thereto contains any untrue statement of a fact which, in the opinion of counsel to the Underwriters, is material or omits to state any fact which is material and necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that the Registration Statement or any amendment thereto contains any untrue statement of a fact which, in the opinion of counsel to the Underwriters, is material or omits to state any fact which is material and necessary to make the statements therein not misleading.

          (b) The Prospectus shall have been timely filed with the Commission in accordance with Section 4(a) of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or, to the knowledge of any of the parties hereto, threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with in all material respects.

          (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of the Operative Documents and the Prospectus or any amendment or supplement thereto, and all other legal matters relating to the Operative Documents and the transactions contemplated thereby shall be satisfactory in all material respects to counsel to the Underwriters, and the Company and the Guarantor shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

          (d) Willkie Farr shall have furnished to the Underwriters their written opinion, as U.S. counsel to the Company and the Guarantor, addressed to the Underwriters and dated such Delivery Date, in form and substance satisfactory to the Underwriters, to the effect that:

               (i) The Registration Statement has become effective under the Securities Act; any required filing of the Base Prospectus, the Prospectus, the Preliminary Prospectus and any supplements thereto, pursuant to Rule 424(b) of the Rules and Regulations has been made in the manner and within the time period required by Rule 424(b) of the Rules and Regulations; to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened, and the Registration Statement and the Prospectus (other than the financial statements and other financial and statistical information contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Trust Indenture Act and the respective rules thereunder;

               (ii) Teva USA has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware;

               (iii) The Company has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware;

               (iv) All of the outstanding shares of capital stock and membership interests of each of Teva USA and the Company, respectively, have been duly and validly authorized and issued, and are fully paid and nonassessable, and all outstanding shares of capital stock of Teva USA are owned by Orvet UK Ltd., and all outstanding membership interests of the Company are owned by the Teva USA, in each case, free and clear of any perfected security interest and, to the knowledge of such counsel after due inquiry, any other security interests, claims, liens or encumbrances;

               (v) The statements in the Prospectus Supplement under the caption "Description of the Debentures and the Guarantee" and in the Base Prospectus under the captions "Description of the Debentures and the Guarantee" and "Description of American Depositary Shares," insofar as they purport to summarize the provisions of the Indenture, the Securities and the Conversion Securities (other than the Ordinary Shares) are accurate and complete in all material respects;

               (vi) This Agreement has been duly authorized, executed and delivered by the Company;

               (vii) The Company has all necessary limited liability company right, power and authority to execute and deliver each of the Operative Documents to which it is a party and to perform its obligations thereunder and to issue, sell and deliver the Debentures to the Underwriters;

               (viii) The Indenture has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery thereof by the Trustee and the Guarantor, constitutes a legally valid and binding agreement of the Company and the Guarantor enforceable against the Company and the Guarantor in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, subject to general principles of equity and to limitations on availability of equitable relief, including specific performance (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing and has been qualified under the Trust Indenture Act;

               (ix) The Debentures have been duly authorized by the Company and, assuming due authorization, execution and delivery by the Company and the Trustee, have been issued and authenticated in accordance with the terms of the

          Indenture and when delivered to and paid for by the Underwriters, will constitute legally valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, subject to general principles of equity and to limitations on availability of equitable relief, including specific performance (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing;

               (x) The Guarantees, assuming due authorization, execution and delivery by the Guarantor, have been issued in accordance with the terms of the Indenture and the Debentures on which they are endorsed, have been executed in accordance with the Indenture and when delivered to and paid for by the Underwriters pursuant to this Agreement, will constitute legally valid and binding obligations of the Guarantor, entitled to the benefits of the Indenture except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, subject to general principles of equity and to limitations on availability of equitable relief, including specific performance (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing;

               (xi) The Deposit Agreement, assuming due authorization, execution and delivery by the Depositary and the Guarantor, constitutes a legally valid and binding instrument of the Guarantor enforceable against the Guarantor in accordance with its terms, except insofar as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, and subject to general principles of equity and limitations on availability of equitable relief (regardless of whether enforcement is sought in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing; and, upon issuance by the Depositary of the ADRs evidencing ADSs, against the deposit of the Ordinary Shares in accordance with the provisions of the Deposit Agreement, the ADRs will be duly and validly issued and the persons in whose names such ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement;

               (xii) The execution, delivery and performance of this Agreement and the Indenture and the issuance of the Securities and the Conversion Securities and the deposit of the Ordinary Shares to be deposited with the Depositary upon conversion of the Debentures and the consummation of the transactions contemplated hereby and thereby will not conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or asset of the Company pursuant to, (i) the limited liability company operating agreement of the Company; (ii) except as would not have a Material Adverse Effect, to the knowledge of such counsel after due inquiry, the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, or covenant or instrument to which the Company is a party or bound or to which its property is subject; or (iii) any U.S. statute, law, rule, regulation, judgment, order or decree applicable to the Company, Teva USA or the Guarantor of any U.S. court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company, Teva USA, the Guarantor or any of their respective properties; and, except has been obtained under the Securities Act and the Trust Indenture Act, and such consents, approvals, authorizations, orders, filings and registrations as may be required by the securities or "blue sky" laws of any state of the United States, no consent, approval, authorization or order of, or filing or registration with, any such U.S. court or governmental agency or body is required for the execution, delivery and performance of this Agreement and the Indenture by the Company or Guarantor and the issuance of the Securities and the Conversion Securities and the consummation of the transactions contemplated hereby and thereby;

               (xiii) The submission of the Guarantor to the non-exclusive jurisdiction of the State and Federal courts located in The City of New York, New York (each, a "New York court") and the appointment of Teva USA as its authorized agent for the purpose described in Section 14 hereof and similar provisions in the other Operative Agreements, assuming due authorization, execution and delivery by the Guarantor and any other parties to such agreements (including, as applicable, the Underwriters) are legal, valid and binding under the laws of the State of New York; and service of process in the manner set forth in
          Section 14 hereof is effective under the laws of the State of New York to confer valid personal jurisdiction over the Guarantor;

               (xiv) To the knowledge of such counsel, but without inquiring into dockets of any court, commission, regulatory body, administrative agency or other government body, and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or the Guarantor is a party or of which any property or assets of the Company or the Guarantor is the subject which, if determined adversely to the Guarantor, would have a Material Adverse Effect;

               (xv) The statements in the Prospectus under the caption "United States Federal Income Tax Considerations," insofar as they purport to constitute summaries of matters of United States federal income tax law and regulations or legal conclusions with respect thereto, fairly summarize such matters described therein in all material respects; and

               (xvi) Each of the Company and the Guarantor is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

          In rendering such opinion, such counsel may state that its opinion is limited to matters governed by the federal laws of the United States of America, the laws of the State of New York and the Delaware General Corporation Law typically applicable to transactions of the type contemplated by the Operative Documents, and in respect of matters of fact, upon certificates of officers of the Company or the Guarantor. Such counsel shall additionally have furnished to the Underwriters a written statement, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Underwriters, to the effect that, although such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Prospectus (except as provided in clauses (vi) and (xvi)), nothing has come to the attention of such counsel that would lead such counsel to believe that on the Effective Time the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as of its date and on the Delivery Date included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that such counsel need express no view as to the financial statements and other financial information or financial data included therein), (ii) no information has come to such counsel's attention that causes it to believe that the documents incorporated by reference in the Registration Statement and the Prospectus (except that such counsel need express no view as to the financial statements and other financial information or financial data incorporated by reference therein), as of the Execution Time, were not appropriately responsive in all material respects to the requirements of the Exchange Act, and (iii) such counsel does not know of any contracts or other documents of a character required to be filed as exhibits to the Registration Statement or required to be described in the Registration Statement or the Prospectus that are not filed or described as required. With respect to such statements, such counsel may state that its belief is based upon its participation in the preparation of the Prospectus and Registration Statements and any amendments or supplements thereto and documents incorporated therein by reference, certificates of officers of the Guarantor or the Company and of state authorities and discussion of the contents thereof with officers of the Guarantor or the Company, but is without independent check or verification except as specified.

          (c) Tulchinsky-Stern & Co. shall have furnished to the Underwriters their written opinion, as Israeli counsel to the Guarantor, addressed to the Underwriters and dated such Delivery Date, in form and substance satisfactory to the Underwriters, to the effect that:

               (i) The Guarantor has been duly incorporated, is validly existing as a corporation under the laws of Israel;

               (ii) All outstanding shares of capital stock of the Significant Subsidiaries that are organized in Israel are owned by the Guarantor either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances except as would not have a Material Adverse Effect;

               (iii) The Guarantor has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Guarantor have been duly and validly authorized;

               (iv) The statements in the Prospectus under the caption "Description of Ordinary Shares" insofar they purport to summarize the provisions of the Ordinary Shares are accurate and complete in all material respects;

               (v) The execution, delivery and performance of this Agreement and the Indenture and the issuance of the Securities and the Conversion Securities and the deposit of the Ordinary Shares being deposited with the Depositary and the consummation of the transactions contemplated hereby and thereby will not conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or asset of the Guarantor pursuant to,
          (i) the memorandum of association or the articles of association of the Guarantor; (ii) except as would not have a Material Adverse Effect, the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, or covenant or instrument to which the Guarantor is a party or bound or to which its or their property is subject; or (iii) any Israeli statute, law, rule, regulation, judgment, order or decree applicable to the Guarantor of any Israeli court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Guarantor or any of its properties; and, except the filing of Reports with the Israel Securities Authority, the Tel Aviv Stock Exchange and the Companies Registrar that may be required to be made after the Closing Date, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement and the Indenture by the Guarantor and the issuance of the Securities and the Conversion Securities and the consummation of the transactions contemplated hereby and thereby;

               (vi) The Ordinary Shares issuable upon conversion of the Debentures that are authorized on the date hereof have been duly authorized and reserved by the board of directors of the Guarantor for issuance upon conversion of the Securities and are free of preemptive rights pursuant to the Guarantor's memorandum of association or articles of association, the laws of Israel, or any agreement actually known to such counsel; and the Conversion Securities, when so issued, deposited and delivered upon such conversion in accordance with the terms of the Indenture, will be duly and validly authorized and issued, fully paid and nonassessable;

               (vii) Other than as set forth in the Prospectus, there are no preemptive or other rights to subscribe for or to purchase from the Guarantor, or any restriction upon the voting or transfer of, any Ordinary Shares (or ADSs representing Ordinary Shares) pursuant to the Guarantor's memorandum of association or articles of association, the laws of Israel or any agreement actually known to such counsel;

               (viii) To the knowledge of such counsel and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Guarantor is a party or of which any property or assets of the Guarantor is the subject which, if determined adversely to the Guarantor, would have a Material Adverse Effect; and, to the actual knowledge of such counsel, no such proceedings are overtly threatened or contemplated by governmental authorities or threatened by others;

               (ix) The Guarantor has all necessary corporate right, power and authority to execute and deliver each of the Operative Documents to which it is a party and to perform its obligations thereunder and to issue, sell and deliver the Guarantees and the Conversion Securities to the Underwriters;

               (x) This Agreement has been duly authorized, executed and delivered by the Guarantor;

               (xi) The Indenture has been duly authorized, executed and delivered by the Guarantor;

               (xii) The Guarantees have been duly authorized, executed and delivered by the Guarantor; and

               (xiii) Except as described in the Prospectus, there are no contracts, agreements or understandings between the Guarantor and any person granting such person the right (other than rights which have been waived or satisfied) to require the Guarantor to file a registration statement under the Securities Act with respect to any securities of the Guarantor owned or to be owned by such person or to require the Guarantor to include such securities in any securities being registered pursuant to any registration statement filed by the Guarantor under the Securities Act.

               (xiv) The Deposit Agreement was duly authorized, executed and delivered by the Guarantor;

               (xv) Except as described in the Prospectus, the choice of law provisions set forth in Section 15 hereof and similar provisions in the other Operative Agreements are legal, valid and binding under the laws of Israel and such counsel knows of no reason why the courts of Israel would not give effect to the choice of New York law as the proper law of this Agreement and the other Operative Agreements; the Guarantor has the legal capacity to sue and be sued in its own name under the laws of Israel; the Guarantor has the power to submit, and has irrevocably submitted, to the non-exclusive jurisdiction of the New York courts and has validly and irrevocably appointed Teva USA as its authorized agent for the purpose described in Section 14 hereof and the other Operative Agreements under the laws of Israel; the irrevocable submission of the Guarantor to the non-exclusive jurisdiction of the New York courts and the waivers by the Guarantor of any immunity and any objection to the venue of the proceeding in a New York court herein are legal, valid and binding under the laws of Israel and such counsel knows of no reason why the courts of Israel would not give effect to such submission and waivers; service of process in the manner set forth in Section 14 hereof and the other Operative Agreements, will be effective to confer valid personal jurisdiction over the Guarantor under the laws of Israel; and the courts in Israel will recognize as valid and final, and will enforce, any final and conclusive judgment against the Guarantor obtained in a New York court arising out of or in relation to the obligations of the Guarantor under this Agreement or the other Operative Agreements;

               (xvi) Other than as described in the Prospectus, under the current laws and regulations of Israel, all dividends and other distributions declared and payable on the Ordinary Shares may be paid by the Guarantor to the registered holder thereof in New Israeli Shekels that may be converted into foreign currency and freely transferred out of Israel, and, other than as described in the Prospectus, all such dividends and other distributions made to holders of the Ordinary Shares who are non-residents of Israel will not be subject to Israeli income, withholding or other taxes under the laws and regulations of Israel and are otherwise free and clear of any other tax, duty withholding or deduction in Israel and without the necessity of obtaining any governmental authorization in Israel;

               (xvii) No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to Israel or to any political subdivision or taxing authority thereof or therein in connection with
          (A) the deposit with the Depositary of the Conversion Securities against issuance of the ADRs evidencing the ADSs or (B) the sale and delivery by the Underwriters of the Securities as contemplated herein; and

               (xviii) To the knowledge of such counsel, but without inquiring into dockets of any court, commission, regulatory body, administrative agency or other government body, and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Guarantor is a party or of which any property or assets of the Guarantor is the subject which, if determined adversely to the Guarantor, would have a Material Adverse Effect;

          In rendering such opinion, such counsel may state that its opinion is limited to matters governed by the laws of Israel typically applicable to transactions of the type contemplated by the Operative Documents and in respect of matters of fact, upon certificates of officers of the Guarantor. In addition, for purposes of its opinion in clauses (ii), (v)(ii) and
     (xiii), such counsel may rely solely on the opinion of the General Counsel of the Guarantor, without any inquiry by such counsel, which opinion of the General Counsel to the Guarantor shall permit the Underwriters to rely on such opinion. Such counsel shall additionally have furnished to the Underwriters a written statement, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Underwriters, to the effect that, although such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Prospectus (except as provided in clause (iv)), nothing has come to the attention of such counsel that would lead such counsel to believe that on the Effective Time the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein not misleading or that the Prospectus as of its date and on the Delivery Date included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that such counsel need express no view as to the financial statements and other financial information or financial data included therein) With respect to such statements, such counsel may state that its belief is based upon its participation in the preparation of the Prospectus and any amendments or supplements thereto and documents incorporated therein by reference, certificates of officers of the Guarantor and of state authorities and discussion of the contents thereof with officers of the Guarantor, but is without independent check or verification except as specified.

          (f) Richard S. Egosi, Vice President and General Counsel of Teva North America, shall have furnished to the Underwriters his written opinion addressed to the Underwriters and dated such Delivery Date, in form and substance satisfactory to the Underwriters, to the effect that:

               (i) Except as would not have a Material Adverse Effect, to the best knowledge of such counsel after due inquiry, Teva USA and Novopharm possess all approvals, permits and other authorizations as are necessary under the Food, Drug and Cosmetic Act, and the Controlled Substance Act and the rules and regulations adopted under such Act to conduct their respective businesses within the United States as described in the Prospectus, and

               (ii) To the best knowledge of such counsel after due inquiry, neither Teva USA nor Novopharm has received any notice of proceedings relating to the revocation or modification of any such approvals, permits and other authorizations which, if subject to an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

          (g) Cleary, Gottlieb, Steen & Hamilton and Meitar, Liquornick, Geva & Co. shall have furnished to the Underwriters their written opinions, as U.S. and Israeli counsel, respectively, to the Underwriters, addressed to the Underwriters and dated such Delivery Date, in form and substance satisfactory to the Underwriters.

          (h) With respect to the letter or letters of Kesselman & Kesselman delivered to the Underwriters concurrently with the execution of this Agreement (the "initial letter"), the Company and the Guarantor shall have furnished to the Underwriters a letter or letters (the "bring-down letter") of such accountants, addressed to the Underwriters and dated such Delivery Date (i) confirming that they are independent accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter(s) (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of the bring-down letter(s)), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter(s) and
(iii) confirming in all material respects the conclusions and findings set forth in the initial letter(s).

          (i) The Company shall have furnished to the Underwriters on such Delivery Date a certificate, dated such Delivery Date and delivered on behalf of the Company by one of its managing directors or a duly authorized attorney-in-fact, in form and substance satisfactory to the Underwriters, to the effect that the representations, warranties and agreements of the Company in
Section 1 are true and correct as of the date given and as of such Delivery Date; and the Company has complied in all material respects with all its agreements contained herein to be performed prior to or on such Delivery Date.

          (j) The Guarantor shall have furnished to the Underwriters on such Delivery Date a certificate, dated such Delivery Date and delivered on behalf of the Guarantor by (i) its chief executive officer or chief operating officer and
(ii) its chief financial officer, in form and substance satisfactory to the Underwriters, to the effect that:

               (i) The representations, warranties and agreements of the Guarantor in Section 1 are true and correct as of the date given and as of such Delivery Date; and the Guarantor has complied in all material respects with all its agreements contained herein to be performed prior to or on such Delivery Date;

               (ii) (A) Except as would not have a Material Adverse Effect, the Guarantor has not sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, except (x) as set forth or contemplated in the Prospectus and (y) for operating losses incurred in the ordinary course of business, or (B) since such date there has not been any change in the capital stock or long-term debt of the Guarantor (except for issuances of shares of Ordinary Shares upon exercise of outstanding options described in the Prospectus or pursuant to Authorized Grants), or any change, or any development involving a prospective change, that would have a Material Adverse Effect; and

               (iii) Such officer has carefully examined the Prospectus and, in such officer's opinion (A) the Prospectus, as of its date, did not include any untrue statement of a material fact and did not omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (B) since the date of the Prospectus, no event has occurred which should have been set forth in a supplement or amendment to the Prospectus.

          (k) The Indenture shall have been duly executed and delivered by the Company, the Guarantor and the Trustee and the Securities shall have been duly executed and delivered by the Company and the Guarantor and duly authenticated by the Trustee.

          (l) (i) The Company, at any time since its formation, and the Guarantor, since the date of the latest audited financial statements included or incorporated by reference in the Prospectus (exclusive of any amendment or supplement thereto) shall not have sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, which, in each case, is materially adverse to the Guarantor or its subsidiaries, except (A) as set forth or contemplated in the Prospectus (exclusive of any amendment or supplement thereto) and (B) for operating losses incurred in the ordinary course of business, or (ii) (x) with respect to the Company, since the date on which it became an indirect wholly owned subsidiary of the Guarantor, and (y) with respect to the Guarantor, since the date of the most recent audited financial statements included or incorporated by reference in the Prospectus, there shall not have been any change in such entity's respective capital stock or long-term debt (except for issuances of Ordinary Shares upon exercise of outstanding options described in the Prospectus (exclusive of any amendment or supplement thereto) or pursuant to Authorized Grants) or as otherwise described in the Prospectus, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company or the Guarantor, except as set forth or contemplated in the Prospectus (exclusive of any amendment or supplement thereto), the effect of which, in any such case described in clause
(i) or (ii), is, in the reasonable judgment of the Underwriters, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or the delivery of the Securities being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus (exclusive of any amendment or supplement thereto).

          (m) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following:

               (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange, the Nasdaq or the over-the-counter market, or trading in any securities of the Guarantor on any exchange shall have been suspended or minimum prices shall have been established on any such exchange or market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction;

               (ii) a banking moratorium shall have been declared by United States federal or New York State authorities;

               (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States, or there shall have been a declaration of a national emergency or war by the United States; or

               (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States or Israel shall be such) as to make it, in the sole judgment of the Representatives, impracticable or inadvisable to proceed with the offering or delivery of the Securities being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

          (n) Any review of the offering by the National Association of Securities Dealers, Inc. shall have been completed.

          (o) The Company and the Guarantor shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request to evidence compliance with the conditions set forth in this Section 5.

          (p) All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel to the Underwriters.

          6. Representations, Warranties and Agreements of Underwriters. Each Underwriter, severally and not jointly, agrees with the Company that:

          (a) It has not offered or sold and, prior to the expiry of a period of six months from the closing date, it will not offer or sell any shares of common stock included in this offering to persons in the United Kingdom except to persons whose ordinary activities involve them acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995;

          (b) It has only communicated and caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 ("FSMA")) received by it in connection with the issue or sale of any shares of common stock included in this offering in circumstances in which section 21(1) of the FSMA does not apply to us; and

          (c) It has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares of common stock included in this offering in, from or otherwise involving the United Kingdom.

          (d) Any offers in Canada will be made only under an exemption from the requirements to file a prospectus in the relevant province of Canada in which the sale is made.

          7.   Indemnification and Contribution.

          (a) The Company and the Guarantor, jointly and severally, shall indemnify and hold harmless each Underwriter, its officers and employees and each person, if any, who controls any Underwriter within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of the Securities), to which that Underwriter, officer, employee or controlling person may become subject, insofar as such loss, claim, damage, liability or action arises out of, or is based upon:

               (i) any untrue statement or alleged untrue statement of a material fact contained in (A) the Prospectus, the Preliminary Prospectus or the Registration Statement, or in any amendment or supplement thereto or (B) any blue sky application or other document prepared or executed by the Company or the Guarantor (or based upon any written information furnished by the Company or the Guarantor) filed in any jurisdiction specifically for the purpose of qualifying any or all of the Securities under the securities laws of any state or other jurisdiction (such application, document or information being hereinafter called a "Blue Sky Application") or

               (ii) the omission or alleged omission to state therein any material fact necessary to make the statements therein not misleading,

and shall reimburse each Underwriter and each such officer, employee and controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that neither the Company nor the Guarantor shall be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Prospectus or the Registration Statement, or in any such amendment or supplement, or in any Blue Sky Application in reliance upon and in conformity with the written information furnished to the Company or the Guarantor by or on behalf of any Underwriter specifically for inclusion therein and described in
Section 7(e); provided, further, that as to any Preliminary Prospectus, this indemnity agreement shall not inure to the benefit of any Underwriter, its officers or employees or any person controlling that Underwriter on account of any loss, claim, damage, liability or action arising from the sale of Securities to any person by that Underwriter if that Underwriter failed to send or give a copy of the Prospectus, as the same may be amended or supplemented, to that person, and the untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in such Preliminary Prospectus was corrected in the Prospectus, unless such failure resulted from non-compliance by the Company with Section 3(c) with respect to the furnishing of copies of the Prospectus. The foregoing indemnity agreement is in addition to any liability which the Company or the Guarantor may otherwise have to any Underwriter or to any officer, employee or controlling person of that Underwriter.

          (b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless, each of the Company and the Guarantor, its officers and directors, and each person, if any, who controls the Company or the Guarantor within the meaning of the Securities Act from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or the Guarantor or their respective directors, officers or controlling persons may become subject, insofar as such loss, claim, damage, liability or action arises out of, or is based upon:

               (i) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus or in any amendment or supplement thereto, or in any Blue Sky Application, or

               (ii) the omission or alleged omission to state therein any material fact necessary to make the statements therein not misleading,

but in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the written information furnished to the Company or the Guarantor by or on behalf of that Underwriter specifically for inclusion therein and described in Section 7(e), and shall reimburse the Company and the Guarantor and any such director, officer or controlling person promptly upon demand for any legal or other expenses reasonably incurred by the Company or the Guarantor or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Underwriter may otherwise have to the Company, the Guarantor or any such director, officer or controlling person.

          (c)  Promptly after receipt by an indemnified party under this
Section 7 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent it has been materially prejudiced by such failure; and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 7. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Underwriters shall have the right to employ counsel to represent jointly the Underwriters and their respective officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Company under this
Section 7, if the Underwriters shall have reasonably concluded that there may be one or more legal defenses available to the Underwriters and their respective officers, employees and controlling persons that are different from or additional to those available to the Company and the Guarantor and their respective officers, employees and controlling persons, and the reasonable fees and expenses of a single separate counsel shall be paid, jointly and severally, by the Company and the Guarantor. No indemnifying party shall:

               (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld) settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or

               (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss of liability by reason of such settlement or judgment.

          (d) If the indemnification provided for in this Section 7 shall for any reason be unavailable or insufficient to hold harmless an indemnified party under Section 7(a) or 7(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof:

               (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Guarantor on the one hand and the Underwriters on the other from the offering of the Securities, or

               (ii) if the allocation provided by clause 7(d)(i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7(d)(i) but also the relative fault of the Company and the Guarantor on the one hand and the Underwriters on the other with respect to the statements or omissions or alleged statements or alleged omissions that resulted in such loss, claim, damage or liability (or action in respect thereof), as well as any other relevant equitable considerations.

The relative benefits received by the Company and the Guarantor on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities purchased under this Agreement (before deducting expenses) received by the Company on the one hand, and the total discounts and commissions received by the Underwriters with respect to the Securities purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Securities under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Guarantor on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Guarantor and the Underwriters agree that it would not be just and equitable if the amount of contributions pursuant to this Section 7(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 7(d) shall be deemed to include, for purposes of this Section 7(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities resold by it in the initial placement of such Securities including any Optional Securities for which the initial placement occurs after the First Delivery Date were offered to investors exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Section 7(d) are several in proportion to their respective purchase obligations and not joint.

          (e) The Underwriters severally confirm that the statements with respect to the offering of the Securities set forth on the cover page of the Prospectus and the Preliminary Prospectus and the third paragraph, the second and third sentences in the seventh paragraph, the eighth paragraph and the allocation table under the caption "Underwriting" in the Prospectus and the Preliminary Prospectus are correct and constitute the only information furnished in writing to the Company and the Guarantor by or on behalf of the Underwriters specifically for inclusion in the Preliminary Prospectus and Prospectus.

          8.   Defaulting Underwriters.

          If, on any Delivery Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the aggregate principal amount of such series of Securities which the defaulting Underwriter agreed but failed to purchase on such Delivery Date in the respective proportions which the total aggregate principal amount of such series of Securities set opposite the name of each remaining non-defaulting Underwriter in Schedule 1 hereto bears to the total aggregate principal amount of such series of Securities set opposite the names of all the remaining non-defaulting Underwriters in Schedule 1 hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any such series of Securities on such Delivery Date if the total aggregate principal amount of such series of Securities which the defaulting Underwriters agreed but failed to purchase on such date exceeds 9.09% of the total aggregate principal amount at maturity of such series of Securities to be purchased on such Delivery Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the aggregate principal amount at maturity of any series of Securities which it agreed to purchase on such Delivery Date pursuant to the terms of Section 2. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other purchasers satisfactory to the Underwriters who so agree, shall have the right, but shall not be obligated, to purchase on such Delivery Date, in such proportion as may be agreed upon among them, the total aggregate principal amount of any series of Securities to be purchased on such Delivery Date. If the remaining Underwriters or other purchasers satisfactory to the Underwriters do not elect to purchase on such Delivery Date the aggregate principal amount of the series of Securities which the defaulting Underwriters agreed but failed to purchase, this Agreement (or with respect to the Optional Delivery Date, the obligation of the Underwriters to purchase the Optional Securities) shall terminate without liability on the part of any non-defaulting Underwriters and the Company and the Guarantor, except that the Company and the Guarantor will continue to be liable for the payment of expenses to the extent set forth in Sections 4 and 9. As used in this Agreement, the term "Underwriter" includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule 1 hereto who, pursuant to this
Section 8, purchases any series of Securities which a defaulting Underwriter agreed but failed to purchase.

          Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company for damages caused by its default. If other purchasers are obligated or agree to purchase the Securities of a defaulting or withdrawing Underwriter, either the remaining non-defaulting Underwriters or the Company may postpone the Delivery Date for up to seven full business days in order to effect any changes in the Prospectus or in any other document or arrangement that, in the opinion of counsel to the Company and the Guarantor or counsel to the Underwriters, may be necessary.

          9. Termination. The obligations of the Underwriters hereunder may be terminated by the Underwriters by notice given to and received by the Company prior to delivery of and payment for the Securities if, prior to that time, any of the events described in Sections 5(l) and (m) shall have occurred or if the Underwriters shall decline to purchase the Securities for any reason permitted under this Agreement.

          10. Reimbursement of Underwriters' Expenses. If (a) the Company and the Guarantor shall fail to tender the Securities for delivery to the Underwriters for any reason permitted under this Agreement or (b) the Underwriters shall decline to purchase the Securities because of any failure or refusal on the part of the Company or the Guarantor to comply with the terms or to fulfill any of the conditions of this Agreement or if the Company or the Guarantor shall be unable to perform its obligations under this Agreement, the Company and the Guarantor, jointly and severally, shall reimburse the Underwriters for the fees and expenses of their counsel and for such other out-of-pocket expenses as shall have been incurred by them in connection with this Agreement and the proposed purchase of the Securities, and upon demand the Company shall pay the full amount thereof to the Underwriters. If this Agreement is terminated pursuant to Section 8 by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

          11. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

                    (a) if to the Underwriters or the Representatives, shall be delivered or sent by mail, telex or facsimile transmission to Lehman Brothers Inc., 745 Seventh Ave., New York, New York 10019, Attention:
          Syndicate Department (Fax: 1-212-526-0943); and

                    (b) if to the Guarantor, shall be delivered or sent by mail, telex or facsimile transmission to Teva Pharmaceutical Industries Limited, 5 Basel Street, P.O. Box 3190, Petach Tikva 49131, Israel,
          Attention: Uzi Karniel (Fax: 972-3-926-7429), with copies to: (i) Teva Pharmaceutical Industries Limited, 5 Basel Street, P.O. Box 3190, Petach Tikva 49131, Israel, Attention: Dan Suesskind; and (ii) Willkie Farr & Gallagher LLP, 787 7/th/ Avenue, New York, New York 10019,
          Attention: Peter H. Jakes (Fax: (212) 728-9230);

                    (c) if to the Company, shall be delivered or sent by mail, telex, or facsimile transmission to Teva Pharmaceutical Finance II, LLC, c/o Teva Pharmaceuticals USA, Inc., 1090 Horsham Road, North Wales, Pennsylvania 19454, Attention: Richard S. Egosi (Fax: (215) 591-8813), with a copy to Willkie Farr & Gallagher LLP, 787 7/th/ Avenue, New York, New York 10019, Attention: Peter H. Jakes (Fax:
          (212) 728-9230);

provided, however, that any notice to an Underwriter pursuant to Section 7(c) shall be delivered or sent by mail, telex or facsimile transmission to each such Underwriter, which address will be supplied to any other party hereto by Lehman Brothers Inc. upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company and the Guarantor shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by Lehman Brothers Inc.

          12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, the Guarantor and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that the representations, warranties, indemnities and agreements of the Company and the Guarantor contained in this Agreement shall also be deemed to be for the benefit of the officers and employees of each Underwriter and the person or persons, if any, who control each Underwriter within the meaning of Section 15 of the Securities Act and any indemnity agreement of the Underwriters contained in Section 7(b) of this Agreement shall be deemed to be for the benefit of directors, officers and employees of the Company and the Guarantor, and any person controlling the Company or the Guarantor within the meaning of Section 15 of the Securities Act. Nothing contained in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this
Section 12, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

          13. Survival. The respective indemnities, representations, warranties and agreements of the Company, the Guarantor and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any of them or any person controlling any of them.

          14. Jurisdiction. The Guarantor agrees that any suit, action or proceeding against the Guarantor brought by any Underwriter, the directors, officers, employees and agents of any Underwriter, or by any person who controls any Underwriter, arising out of or based upon this

Agreement or the transactions contemplated hereby may be instituted in any State or Federal court in The City of New York, New York, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. The Guarantor has appointed Teva USA as its authorized agent (the "Authorized Agent") upon whom process may be served in any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated herein which may be instituted in any State or Federal court in The City of New York, New York, by any Underwriter, the directors, officers, employees and agents of any Underwriter, or by any person who controls any Underwriter, and expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. The Guarantor hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Guarantor agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Guarantor. Notwithstanding the foregoing, any action arising out of or based upon this Agreement may be instituted by any Underwriter, the directors, officers, employees and agents of any Underwriter, or by any person who controls any Underwriter, in any court of competent jurisdiction in Israel.

          15. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

          16. Currency. Each reference in this Agreement to U.S. dollars (the "relevant currency") is of the essence. To the fullest extent permitted by law, the obligation of the Company and the Guarantor in respect of any amount due under this Agreement will, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the relevant currency that the party entitled to receive such payment may, in accordance with its normal procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the Business Day immediately following the day on which such party receives such payment. If the amount in the relevant currency that may be so purchased for any reason falls short of the amount originally due, the Company and the Guarantor will pay such additional amounts, in the relevant currency, as may be necessary to compensate for the shortfall. Any obligation of the Company or the Guarantor not discharged by such payment will, to the fullest extent permitted by applicable law, be due as a separate and independent obligation and, until discharged as provided herein, will continue in full force and effect.

          17. Waiver of Immunity. To the extent that the Guarantor has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, the Guarantor hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Agreement.

          18. Definitions The terms which follow, as used in this Agreement, have the meanings indicated:

"Base Prospectus" means the prospectus contained in the Registration Statement at the Effective Time, including any preliminary prospectus.

"Business Day" means any day on which the New York Stock Exchange, Inc. is open for trading.

"Effective Time" means the date and the time as of which the Registration Statement was declared effective by the Commission.

"Execution Time" means the date and time that this Agreement is executed and delivered by the parties hereto.

"Incorporated Documents" means documents that are incorporated into any of the Registration Statement, Prospectus or Preliminary Prospectus by reference.

"Preliminary Prospectus" shall mean any preliminary prospectus supplement to the Base Prospectus which describes the Securities and the offering thereof and is used prior to filing of the final Prospectus, together with the Base Prospectus.

"Prospectus" means the prospectus and prospectus supplement filed with the Commission by the Company and the Guarantor with the consent of Lehman Brothers pursuant to Rule 424(b) of the Rules and Regulations relating to the Securities in the form first used to confirm sales of the Securities, and any Incorporated Documents with respect thereto incorporated as of the Execution Time.

"Prospectus Supplement" means the prospectus supplement filed with the Commission by the Company and the Guarantor pursuant to Rule 424(b) of the Rules and Regulations relating to the Securities in the form first used to confirm sales of the Securities.

"Registration Statement" means the Registration Statement of the Company and the Guarantor filed with the Commission on Form S-3 (File No. 333-111144), including exhibits other than Forms T-1 and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the First Delivery Date, means also such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be. This term will include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A of the Rules and Regulations.

"Rule 430A Information" means information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A of the Rules and Regulations.

"Rule 462(b) Registration Statement" means a registration statement and any amendments thereto filed pursuant to Rule 462(b) of the Rules and Regulations relating to the offering covered by the registration statement.

"subsidiary" has the meaning set forth in Rule 405 of the Rules and Regulations.

          19. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

          20. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

          If the foregoing correctly sets forth the agreement between the Company, the Guarantor and the Underwriters, please indicate your acceptance in the space provided for that purpose below.


                                        Very truly yours,

                                        Teva Pharmaceutical Industries Limited


                                        By
                                          --------------------------------------
                                           Name:
                                           Title:


                                        By
                                          --------------------------------------
                                           Name:
                                           Title:


                                        Teva Pharmaceutical Finance II, LLC


                                        By
                                          --------------------------------------
                                           Name:
                                           Title:

Lehman Brothers Inc.
Credit Suisse First Boston LLC
Citigroup Global Marketes Inc.


By: Lehman Brothers Inc.


By:
   -------------------------------------
   Name:
   Title:


For themselves and the other
several Underwriters, if any,
named in Schedule I to the
foregoing Agreement.

                                   SCHEDULE 1

                                          Principal Amount  Principal Amount
                                          of Series A Firm  of Series B Firm
Underwriters                                 Securities        Securities
----------------------------------------  ----------------  ----------------

Lehman Brothers Inc. ...................  $    160,000,000  $    240,000,000
Credit Suisse First Boston LLC..........        89,600,000       134,400,000
Citigroup Global Markets Inc. ..........        70,400,000       105,600,000
Banc of America Securities LLC..........        20,000,000        30,000,000
Deutsche Bank Securities Inc. ..........        20,000,000        30,000,000
Goldman, Sachs & Co. ...................        20,000,000        30,000,000
Merrill Lynch, Pierce, Fenner & Smith
 Incorporated...........................        20,000,000        30,000,000
   Total................................  $    400,000,000  $    600,000,000
                                          ==================================